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                                                                    EXHIBIT 99.1

                              VISION-SCIENCES, INC.

                                9 Strathmore Road
                                Natick, MA 01760


                                   May 6, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549-0408

         Re:  CONFIRMATION OF ARTHUR ANDERSEN REPRESENTATIONS

Ladies and Gentlemen:

     This letter confirms that Vision-Sciences, Inc. has received from Arthur Andersen LLP, the independent public accountant engaged by the company to examine the company's financial statements that are included in the Form 10-K to which this letter is filed as an exhibit, a representation letter addressed to the company and stating that:

     o the audit conducted by Andersen was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and

     o there was appropriate continuity of Andersen personnel working on the audit and the availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                  Very truly yours,

                                  Vision Sciences, Inc.

                                  /s/ James A. Tracy

                                  James A. Tracy
                                  Vice President of Finance and Administration